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                                                                    EXHIBIT 24.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Scios Nova Inc. on Form S-8 (File No. 2-90477, File No. 2-97606, File No. 33- 39878 and File No. 33-51590) and Form S-3 (File No.
33-18958 and File No. 33- 88800) of our report dated February 1, 1995 on our audits of the consolidated financial statements of Scios Nova Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 which report is included in this Annual Report on Form 10-K.


                                              /s/ COOPERS & LYBRAND L.L.P.


San Jose, California
March 30, 1995